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                                                                                                                          EXHIBIT 21
                                                    TRIBUNE COMPANY

                                                 TABLE OF SUBSIDIARIES


                                                                 Jurisdiction of      Other names under which
                                                                 Incorporation        subsidiary does business
PUBLISHING                                                       ---------------      ------------------------
----------
Tribune Publishing Company                                       Delaware
Chicago Tribune Company                                          Illinois
     Chicago Tribune Newspapers, Inc.                            Illinois             Chicago Tribune; Exito!
     Chicago Tribune Press Service, Inc.                         Illinois             Tribune Newspaper Network
     Newspaper Readers Agency, Inc.                              Illinois
     Tribune Direct Marketing, Inc.                              Delaware             Chicago Tribune Direct
     RELCON, Inc.                                                Delaware
Tribune Media Services, Inc.                                     Delaware             TV Log; TV Week; TV Listings; TMS
                                                                                      Stocks; Voice News Network
Sun-Sentinel Company                                             Delaware             Sun-Sentinel; Gold Coast Labeling
     Gold Coast Publications, Inc.                               Delaware             Gold Coast Shopper; Porch Plus; XS;
                                                                                      Exito!; iCE; Vital Signs; South
                                                                                      Florida Parenting
     New River Center Maintenance Association, Inc.              Florida
Sentinel Communications Company                                  Delaware             The Orlando Sentinel; US Express;
                                                                                      Magic Magazine; Tribune Interactive
                                                                                      Network Services; Downtown Orlando
                                                                                      Magazine; Florida Journal
                                                                                      Publications; Black Family Today;
                                                                                      Central Florida Family; Tampa Bay
                                                                                      Family; Jacksonville Family
     Neocomm, Inc.                                               Delaware             Porch Plus; Relcon of Florida;
     Sentinel Communications News Ventures, Inc.                 Delaware             Neocomm of Delaware, Inc.
Tribune Interactive                                              Delaware
     South Florida Interactive                                   Delaware
     Orlando Interactive                                         Delaware
     Hampton Roads Interactive                                   Delaware
     Chicago Interactive                                         Delaware
The Daily Press, Inc.                                            Delaware             Daily Press
     Hampton Roads Newspapers, Inc.                              Virginia
Tribune National Marketing Company                               Delaware
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                                                                 Jurisdiction of      Other names under which
                                                                 Incorporation        subsidiary does business
BROADCASTING AND ENTERTAINMENT                                   ---------------      ------------------------
------------------------------
Tribune Broadcasting Company                                     Delaware             Tribune Plus; Tribune Plus Corporate
                                                                                      Sales; Tribune Creative Services
                                                                                      Group
     Tribune Broadcasting News Network, Inc.                     Delaware             TribNet
     ChicagoLand Television News, Inc.                           Delaware             ChicagoLand Television/CLTV News
     Oak Brook Productions, Inc.                                 Delaware
     ChicagoLand Microwave Licensee, Inc.                        Delaware
     Tribune Regional Programming, Inc.                          Delaware
     Tribune New York Radio, Inc.                                Delaware             WQCD-FM
     Tribune Denver Radio, Inc.                                  Delaware             KOSI; KEZW; KKHK
     Tribune Denver Direct Mail, Inc.                            Delaware             To be dissolved
     WGN Continental Broadcasting Company                        Delaware             WGN-TV; WGN Radio; Tribune
                                                                                      Radio Networks
     Tribune Entertainment Company                               Delaware
          Magic T Music Publishing Company                       Delaware
          Tribune Entertainment Production Company               Delaware
              Chicago River Production Company                   Delaware
              435 Production Company                             Delaware
              5800 Sunset Productions Inc.                       Delaware
              North Michigan Production Company                  Delaware
     Tribune (FN) Cable Ventures, Inc.                           Delaware
     KWGN Inc.                                                   Delaware             KWGN-TV
     WGNO Inc.                                                   Delaware             WGNO-TV
     WGNX Inc.                                                   Delaware             WGNX-TV
     KTLA Inc.                                                   California           KTLA-TV
     WPHL-TV, Inc.                                               Pennsylvania         WPHL-TV
     WPIX Inc.                                                   New York             WPIX-TV; Tribune New York
                                                                                      Holdings
     WLVI Inc.                                                   Delaware             WLVI-TV
     Tribune Network Holdings Company                            Delaware
     KSWB Inc.                                                   Delaware             KSWB-TV
     KHTV Inc.                                                   Delaware             KHTV-TV
     Renaissance Communications Corporation (1)                  Delaware
          Hartford Television, Inc.                              Delaware
              61 Licensee, Inc.                                  Delaware             WTIC Hartford
          Indianapolis Television, Inc.                          Delaware
              59 Licensee, Inc.                                  Delaware             WXIN Indianapolis
          Channel 33, Inc.                                       Delaware
              33 Licensee, Inc.                                  Delaware             KDAF Dallas
          Channel 43, Inc.                                       Delaware
              Channel 43 Licensee, Inc.                          Delaware             WPMT York/Harrisburg
          Channel 40, Inc.                                       Delaware
              Channel 40 Licensee, Inc.                          Delaware             KXTL Sacramento
          Channel 39, Inc.                                       Delaware
              Channel 39 Licensee, Inc.                          Delaware             WDZL Miami
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(1) Acquired in March 1997.
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                                                                 Jurisdiction of      Other names under which
                                                                 Incorporation        subsidiary does business
BROADCASTING AND ENTERTAINMENT                                   ---------------      ------------------------
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(Continued)
Interstate Radio Network, Inc.                                   Illinois             To be dissolved
Tribune California Properties, Inc.                              Delaware
Farm Journal, Inc.                                               Pennsylvania         Rockwood Research Corporation
     Farm Journal Tours, Inc.                                    Pennsylvania
Chicago National League Ball Club, Inc.                          Delaware             Chicago Cubs
Diana-Quentin, Inc.                                              Illinois
Rockford Professional Baseball Club, Inc.                        Florida              Rockford Cubbies
Rock River Concessions, Inc.                                     Florida
Orlando Baseball Club, Inc.                                      Delaware             To be dissolved


EDUCATION
---------
Tribune Education Company                                        Delaware
NTC/Contemporary Publishing Company                              Illinois             Contemporary Books; Best
                                                                                      Publications Company; Best Books
                                                                                      Company; National Textbook
                                                                                      Company; Passport Books; VGM
                                                                                      Career Horizons; The Quilt Digest
                                                                                      Press; NTC Business Books
Wright Group Publishing, Inc.                                    Delaware
NewMedia Source, Inc.                                            California
Jamestown Publishers, Inc.                                       Rhode Island
Everyday Learning Corporation                                    Illinois
     Janson Publications, Inc.                                   Rhode Island
Educational Publishing Corporation                               Delaware             Creative Publications
     Ideal School Supply Corporation                             Delaware
     Instructional Fair, Inc.                                    Delaware             Instructional Fair.TS Denison
Tribune Education Sales, Inc.                                    Delaware


MISCELLANEOUS
-------------
Tribune Properties, Inc.                                         Delaware             New River Center Management Co.
Tribune New York Properties, Inc.                                Delaware
Riverwalk Center I Joint Venture                                 Florida (Partnership)
Tower Acquisition Company, Inc.                                  Delaware
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